UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

URSTADT BIDDLE PROPERTIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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URSTADT BIDDLE PROPERTIES INC.

321 RAILROAD AVENUE

GREENWICH, CONNECTICUT 06830

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 9, 2005

Notice is hereby given that the Annual Meeting of Stockholders of Urstadt Biddle Properties Inc. will be held at the Stamford Marriott, Two Stamford Forum, Stamford, Connecticut, on Wednesday, March 9, 2005, at 11:00 a.m. for the following purposes:

1.	To elect three Directors to serve for three years;

2.	To ratify the appointment of Ernst & Young LLP as the independent auditor of the Company for one year; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record as of the close of business on January 25, 2005 are entitled to notice of and to vote at the Meeting.

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON,
PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED ENVELOPE.

By Order of the Directors
THOMAS D. MYERS
Secretary

February 4, 2005

URSTADT BIDDLE PROPERTIES INC.

321 RAILROAD AVENUE
GREENWICH, CONNECTICUT 06830

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

to be held on March 9, 2005

This Proxy Statement is furnished to stockholders of Urstadt Biddle Properties Inc., a Maryland corporation (hereinafter called the “Company”), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the Stamford Marriott, Two Stamford Forum, Stamford, Connecticut, 06901 on March 9, 2005 at 11:00 a.m. for the purposes set forth in the Notice of Meeting.

The solicitation is made on behalf of the Directors of the Company and the costs of the solicitation will be borne by the Company. Directors, officers and employees of the Company and its affiliates may also solicit proxies by telephone, fax or personal interview. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the shares.

Holders of record of Class A Common Shares and Common Shares of the Company as of the close of business on the record date, January 25, 2005, are entitled to receive notice of, and to vote at, the Meeting. The outstanding Class A Common Shares and Common Shares constitute the only classes of securities entitled to vote at the Meeting. Each Common Share entitles the holder thereof to one vote and each Class A Common Share entitles the holder thereof to 1/20 of one vote. At the close of business on January 25, 2005, there were 18,728,611 Class A Common Shares issued and outstanding and 7,387,700 Common Shares issued and outstanding.

Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted as follows: (i) FOR the election of the three Directors; (ii) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the ensuing fiscal year; and, as to any other matter which may properly come before the Meeting, in the named proxies’ discretion to the extent permitted under relevant laws and regulations. To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before exercise by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Meeting.

The Annual Report to stockholders for the Company’s fiscal year ended October 31, 2004 has been mailed with or prior to this Proxy Statement. This Proxy Statement and the enclosed proxy were mailed to stockholders on or about February 4, 2005. The principal executive offices of the Company are located at 321 Railroad Avenue, Greenwich, Connecticut 06830 (telephone: 203-863-8200; fax: 203-861-6755).

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to Section 6.2 of the Company’s Articles of Incorporation, the Directors are divided into three classes designated Class I, Class II and Class III, each serving three-year terms. Three Directors are to be elected at the Meeting. Messrs. Peter Herrick, Charles D. Urstadt and George J. Vojta, comprising Class II, have been nominated by the Board of Directors for election as Directors to hold office until the year 2008 Annual Meeting and until their successors have been elected and shall qualify. The continuing Directors comprising Class III are Messrs. Robert R. Douglass, George H. C. Lawrence and Charles J. Urstadt, whose terms expire at the 2006 Annual Meeting. The continuing Directors comprising Class I are Messrs. Willing L. Biddle, E. Virgil Conway and Robert J. Mueller, whose terms expire at the 2007 Annual Meeting.

INFORMATION REGARDING DIRECTOR NOMINEES

The following information concerning the principal occupation, other affiliations and business experience of each of the three nominees during the last five years has been furnished to the Company by such nominee.

Peter Herrick, age 77, has been a Director of the Company since 1990. Mr. Herrick previously served as Vice Chairman of The Bank of New York (1990–1992) and as President and Chief Operating Officer of The Bank of New York (1982–1990). Mr. Herrick also served as President and Director of The Bank of New York Company, Inc. (1984–1992). Mr. Herrick is a former member of the New York State Banking Board (1990–1993) and has served as a Director of Mastercard International (1985-1992) and BNY Hamilton Funds, Inc. (1992–1999).

Charles D. Urstadt, age 45, has been a Director of the Company since 1997. Mr. Urstadt is currently President and Director of Urstadt Property Company, Inc. (a real estate investment corporation). Mr. Urstadt previously served as Executive Vice President, Brown Harris Stevens, LLC (1992–2001); Publisher, New York Construction News (1984–1992); Member, Board of Consultants of the Company (1991-1997); Director, Friends of Channel 13 (1992–2001); Board Member, New York State Board for Historic Preservation (1996–2002); President and Director, East Side Association (1994–1997); and Director, New York Building Congress (1988–1992). Charles D. Urstadt is the son of Charles J. Urstadt, the Company’s Chief Executive Officer, and the brother-in-law of Willing L. Biddle, the Company’s President.

George J. Vojta, age 69, has been a Director of the Company since 1999. Mr. Vojta previously served as Vice Chairman and Director of Bankers Trust Company (1992–1999) and Executive Vice President of Bankers Trust Company (1984–1992). Currently, Mr. Vojta maintains the following affiliations: Member, New York State Banking Board; Director, Private Export Funding Corporation; Chairman, Wharton Financial Institutions Center; Chairman, The Westchester Group, LLC; Director, Financial Services Forum; Member, Council on Foreign Relations; Chairman, Caux Roundtable; Chairman, E Standards Forum/Financial Standards Foundation; Chairman, The International Institute for Corporate Governance; Member, Advisory Board, Yale School of Management; Director, International Executive Service Corps.; and Member, Center for International Private Enterprise.

At the Annual Meeting, the stockholders of the Company will be requested to elect three Directors, comprising Class II. The affirmative vote of the holders of not less than a majority of the total combined voting power of all classes of stock entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting, subject to quorum requirements, will be required to elect a Director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
APPROVAL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

INFORMATION CONCERNING CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Class III Directors with Terms Expiring in 2006

Robert R. Douglass, age 73, is Vice-Chairman of the Board of Directors and has served as a Director of the Company since 1991. Currently, Mr. Douglass is of Counsel to Milbank, Tweed, Hadley and McCloy, attorneys. He also serves as Chairman of the Downtown Lower Manhattan Association and Chairman of the Alliance for Downtown New York. Mr. Douglass recently served as Chairman and Director, Clearstream International (2000–2004) and Chairman and Director, Cedel International (1994–2002). Previously, Mr. Douglass served as Vice Chairman and Director, The Chase Manhattan Corporation (1985–1993) and as Executive Vice President, General Counsel and Secretary of The Chase Manhattan Corporation (1976–1985). Mr. Douglass is a former Trustee of Dartmouth College (1983-1993).

George H.C. Lawrence, age 67, has served as a Director of the Company since 1988. Mr. Lawrence currently serves as President and Chief Executive Officer of Lawrence Properties, Inc. (since 1970). Mr. Lawrence is an Honorary Trustee of Sarah Lawrence College and serves as a Director of the Westchester County Association; Senior Vice President and Director of Kensico Cemetery; and Chairman of the Board of Trustees of Indian River Hospital District.

Charles J. Urstadt, age 76, has served as a Director of the Company since 1975 and as Chairman of the Board of Directors and Chief Executive Officer since 1989. Mr. Urstadt also serves as Chairman and Director of Urstadt Property Company, Inc. (a real estate investment corporation); Vice Chairman of Battery Park City Authority; and Trustee of Historic Hudson Valley. He is a Retired Director, Putnam Trust Company; Trustee Emeritus, Pace University; and Retired Trustee, Teachers Insurance and Annuity Association.

Class I Directors with Terms Expiring in 2007

Willing L. Biddle, age 43, has served as a Director of the Company since 1997 and as President and Chief Operating Officer of the Company since December 1996. Previously, Mr. Biddle served the Company in other executive capacities: Executive Vice President (March 1996 to December 1996); Senior Vice President-Management (June 1995 to March 1996); and Vice President-Retail (April 1993 to June 1995). Mr. Biddle serves as an Advisory Director of the Putnam Trust Company.

E. Virgil Conway, age 75, has served as a Director of the Company since 1989. Mr. Conway is currently Chairman of Rittenhouse Advisors, LLC. He also serves as a Trustee of Phoenix Duff & Phelps Mutual Funds and as Vice Chairman of The Academy of Political Science. Within the last five years, Mr. Conway served as Chairman of the Metropolitan Transportation Authority (1995–2001); Chairman and Trustee, Consolidated Edison Company of New York, Inc. (1970–2002); Director, Union Pacific Corporation (1978–2002); Trustee, Atlantic Mutual Insurance Company (1974–2002); and Director, Centennial Insurance Company (1974–2002). Previously Mr. Conway served as Chairman of the Accounting Standards Advisory Council (1992–1995) and Chairman and Director of The Seamen’s Bank for Savings, FSB (1969-1989). Mr. Conway is an Honorary Trustee of Josiah Macy Foundation, Trustee Emeritus of Pace University and Trustee Emeritus of Colgate University.

Robert J. Mueller, age 63, has served as a Director of the Company since 2004. Between 1989 and March 2004, Mr. Mueller was employed as Executive Vice President (until 1991) and as Senior Executive Vice President of The Bank of New York. From 1992 to 1998, Mr. Mueller served as Chief Credit Policy Officer of the bank with responsibilities as head of worldwide risk management. From 1998 to 2004, his responsibilities included the bank’s global trading operations, commercial real estate lending, regional commercial banking, community development, residential mortgage lending and equipment leasing. He was a member of the bank’s Senior Planning Committee. Mr. Mueller currently serves on the Boards of the Community Preservation Corp. and the Borough of Manhattan Community College Fund. He is an Advisory Board Member of Neighborhood Housing Services of New York, Inc. and Chairman of the Special Business Committee for Downtown Priorities.

Executive Officers who are not Directors

James R. Moore, age 56, has served as Executive Vice President and Chief Financial Officer of the Company since 1996. Mr. Moore has served as Treasurer since 1987. Previously, Mr. Moore served the Company as Senior Vice President and Chief Financial Officer (1989–1996); Secretary (1987–1999) and Vice President-Finance and Administration (1987–1989).

Raymond P. Argila, age 56, has served the Company as Senior Vice President and Chief Legal Officer since 1990. Previously, Mr. Argila was employed as Senior Counsel at Cushman & Wakefield, Inc. (1987–1990).

COMMITTEES OF THE BOARD OF DIRECTORS AND CERTAIN MEETINGS

During the fiscal year ended October 31, 2004, the Directors held five meetings. The Directors have four standing committees: an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Corporate Governance Committee. Each Director attended at least 75% of the aggregate total number of meetings held during the fiscal year by the Directors and by all committees of which such Director is a member. The Board of Directors has considered the rules of the New York Stock Exchange and business and other relationships between the Company and each of its Directors, including information provided to the Company by the Directors. Based on its review, the Board of Directors has determined that all of its Directors, other than Messrs. Charles J. Urstadt, Charles D. Urstadt and Willing L. Biddle, are independent, as defined under the current rules of the New York Stock Exchange.

The Audit Committee consists of three non-employee Directors, each of whom is independent as defined in the listing standards (as amended from time to time) of the New York Stock Exchange. The Audit Committee held two meetings during the fiscal year ended October 31, 2004. In addition, on two occasions the Audit Committee authorized Peter Herrick, Chairman, to act on behalf of the Committee in reviewing with management and the Company’s independent public accountants, quarterly financial statements of the Company. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities. The Committee’s primary duties are to: (i) monitor the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance and accounting matters; (ii) monitor the Company’s compliance with legal and regulatory requirements relating to the foregoing; (iii) monitor the independence and performance of the Company’s independent auditor and internal auditing function; (iv) provide an avenue of communication among the Board, the independent auditor, management and persons responsible for the internal audit function; and (v) prepare an Audit Committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement. The Board of Directors has approved a written charter for the Audit Committee, the text of which may be viewed on the Company’s website at http:\\www.ubproperties.com. The Audit Committee has sole authority to appoint, retain, oversee and, when appropriate, terminate the independent auditor of the Company. The Committee reviews with management and the independent auditor the Company’s quarterly financial statements and internal accounting procedures and controls, and reviews with the independent auditor the scope and results of the auditing engagement. Messrs. Robert R. Douglass, Peter Herrick and George J. Vojta are the current members of the Audit Committee. The Board of Directors has determined that Mr. Peter Herrick, Chair of the Committee, meets the standards of an “Audit Committee Financial Expert” as that term is defined under Item 401(h) of Regulation S-K.

The Compensation Committee consists of three non-employee Directors, each of whom is independent as defined in the listing standards (as amended from time to time) of the New York Stock Exchange. The Compensation Committee held one meeting during the fiscal year ended October 31, 2004. Key responsibilities of the Compensation Committee include: (i) reviewing the Company’s overall compensation strategy to assure that it promotes shareholder interests and supports the Company’s strategic objectives; (ii) reviewing and approving corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer and President, evaluating those officers’ performance in light of those goals and objectives and establishing the compensation of the Company’s Chief Executive Officer; (iii) reviewing and recommending to the Board compensation for Directors; (iv) administering the Company’s Stock Option Plan and Restricted Stock Plan and approving bonus or cash incentive plans used to compensate officers and other employees; and (v) preparing a report to be included in the Company’s annual proxy statement. The Board of Directors has approved a written charter for the Compensation Committee, the text of which may be viewed on the Company’s website at http:\\www.ubproperties.com.

Messrs. E. Virgil Conway, Robert R. Douglass and George H. C. Lawrence are the current members of the Compensation Committee.

The Executive Committee did not hold any meetings during the fiscal year ended October 31, 2004. In general, the Executive Committee may exercise such powers of the Directors between meetings of the Directors as may be delegated to it by the Directors (except for certain powers of the Directors which may not be delegated). Messrs. Willing L. Biddle, Peter Herrick, Charles D. Urstadt and Charles J. Urstadt are the current members of the Executive Committee.

The Nominating and Corporate Governance Committee consists of six non-employee Directors, each of whom is independent as defined in the listing standards (as amended from time to time) of the New York Stock Exchange. The Nominating and Corporate Governance Committee held one meeting during the fiscal year ended October 31, 2004. The principal responsibilities of the Nominating and Corporate Governance Committee are to: (i) establish criteria for Board membership and selection of new Directors; (ii) recommend nominees to stand for election to the Board, including incumbent Board members and candidates for new Directors; (iii) develop and recommend a set of corporate governance principles and evaluate compliance by management and the Board with those principles and the Company’s Code of Business Conduct and Ethics; and (iv) with the assistance of the Chief Executive Officer and other members of the Board, develop and periodically review succession planning for the Chief Executive Officer. At its most recent meeting, the Nominating and Corporate Governance Committee recommended changes to the Company’s Corporate Governance Guidelines that were approved by the Board. The revised Corporate Governance Guidelines may be viewed on the Company’s website at http:\\www.ubproperties.com. The Corporate Governance Guidelines include the Director Candidate Guidelines recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors which set forth the minimum qualifications and additional considerations that the Nominating and Corporate Governance Committee uses in evaluating candidates for election to the Board. The Director Candidate Guidelines include the following minimum qualifications:

•	a candidate’s demonstrated integrity and ethics consistent with the Company’s Code of Business Conduct and Ethics;

•	a candidate’s willingness to represent the best interests of all of the Company’s shareholders and not just a particular constituency; and

•	a candidate’s willingness and ability to participate fully in Board activities, including active membership and attendance at Board meetings and participation on at least one committee of the Board.

The Board has not adopted a numerical limit on the number of public company boards on which its Directors may serve; however, the Committee will consider the demands on a candidate’s time in selecting nominees. In addition, the Committee will take into consideration such other factors as it deems appropriate, including:

•	the appropriate size and diversity of the Company’s Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its Directors and the interplay of the candidate’s experience with that of other Board members;

•	a candidate’s judgment, skill and experience with businesses and organizations comparable to the Company; and

•	a candidate’s experience in real estate, business, finance, accounting rules and practices, law and public relations.

The Company requires that at least a majority of its Directors satisfy the independence criteria established by the New York Stock Exchange (“NYSE”) and any applicable SEC rules, as they may be amended from time to time. In addition, the Committee will consider the financial literacy and financial background of nominees to ensure that the Board has at least one “audit committee financial expert” on the Audit Committee and that Board members who might serve on the Audit Committee satisfy the financial literacy requirements of the NYSE. The Committee believes it appropriate for at least one key member of the Company’s management to participate as a member of the Board.

Shareholders can suggest qualified candidates for Director by writing to the Company’s corporate secretary at 321 Railroad Avenue, Greenwich, CT 06830. Submissions timely received (as described under “Other Matters” on page 21) and which comply with the criteria outlined in the preceding paragraphs will be forwarded to the Chairperson of the Nominating and Corporate Governance Committee for review and consideration. The Committee does not intend to evaluate such nominees any differently than other nominees to the Board.

The Board of Directors has approved a written charter for the Nominating and Corporate Governance Committee, the text of which may be viewed on the Company’s website at http:\\www.ubproperties.com. Messrs. E. Virgil Conway, Robert R. Douglass (Chair), Peter Herrick, George H. C. Lawrence, Robert J. Mueller and George J. Vojta are the current members of the Nominating and Corporate Governance Committee.

In the fiscal year ended October 31, 2004, the non-management Directors of the Company met once in executive session. Mr. Robert Douglass, Chair of the Nominating and Corporate Governance Committee, presided over the meeting.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of such equity securities with the SEC. Such persons are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, with respect to the period from November 1, 2003 through October 31, 2004, its Directors, officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except that a Form 5 filing for Charles D. Urstadt, relating to the acquisition of 360 shares of Common Stock through the Company’s Dividend Reinvestment Plan, was inadvertently not filed, but was later reported in a Form 4 filing.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT AUDITOR OF THE COMPANY

Ernst & Young LLP, independent auditors, provided auditing and other professional services to the Company during the fiscal year ended October 31, 2004.

The Audit Committee has, subject to ratification by the stockholders of the Company, appointed Ernst & Young LLP to audit the financial statements of the Company for the ensuing fiscal year and recommends to the stockholders that such appointment be ratified. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives will also be available to respond to appropriate questions.

The affirmative vote of the holders of not less than a majority of the total combined voting power of all classes of stock entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting, subject to quorum requirements, will be required to ratify the appointment of Ernst & Young LLP as independent auditor of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS THE INDEPENDENT AUDITOR OF THE COMPANY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of January 7, 2005 available to the Company with respect to the shares of the Company (i) held by those persons known to the Company to be the beneficial owners (as determined under the rules of the SEC) of more than 5% of the Class A Common Shares and Common Shares then outstanding and (ii) held by each of the Directors, each of the executive officers named in the Summary Compensation Table below, and by all of the Directors and such executive officers as a group:

5% BENEFICIAL OWNERS

Name and Address of Beneficial Owner	Common Shares Beneficially Owned		Percent of Class	Class A Common Shares Beneficially Owned	Percent of Class
Charles J. Urstadt Urstadt Biddle Properties Inc. 321 Railroad Ave. Greenwich, CT 06830	2,810,921	(1)	38.0%	288,050 (2)	1.5%

Willing L. Biddle Urstadt Biddle Properties Inc. 321 Railroad Ave. Greenwich, CT 06830	1,200,882	(3)	16.3%	154,230 (4)	.8%

Grace & White, Inc. 515 Madison Ave., Suite 1700 New York, NY 10022	390,325	(5)	5.3%	570,800 (5)	3.0%

(1)	Of these shares, 526,539 are owned by Urstadt Property Company, Inc. (“UPCO”), a company of which Mr. Urstadt is the chairman, a director and a principal stockholder, 1,776,881 shares are owned by Urstadt Realty Associates Co LP (“URACO”), a Delaware limited partnership of which UPCO is the general partner, 21,300 shares are owned by Elinor Urstadt, 7,253 shares are held by The Trust Established Under the Urstadt Biddle Properties Inc. Excess Benefit and Deferred Compensation Plan (the “Compensation Plan Trust”) and 100,000 shares are owned by the Urstadt Conservation Foundation (the “Conservation Foundation”), of which Mr. Urstadt and his wife, Elinor Urstadt, are the sole trustees. Mr. Urstadt disclaims beneficial ownership of any shares held by the Conservation Foundation. See “Compensation and Transactions with Management and Others” below.

(2)	Of these shares, 165,550 shares are owned by URACO and 19,750 shares are owned by Elinor Urstadt, Mr. Urstadt’s wife. See “Compensation and Transactions with Management and Others” below.

(3)	Of these shares, 2,611 shares are held by the Compensation Plan Trust, 2,249 shares are owned by the Willing L. Biddle IRA, 4,475 shares are owned beneficially and of record by Catherine U. Biddle, Mr. Biddle’s wife, 555 shares are owned by the Catherine U. Biddle IRA and 1,070 shares are owned by the Charles and Phoebe Biddle Trust UAD 12/20/93, of which Mr. Biddle and Charles J. Urstadt are the sole trustees, for the benefit of the issue of Mr. Biddle.

(4)	Of these shares, 4,475 shares are owned beneficially and of record by Catherine U. Biddle and 555 shares are owned by the Catherine U. Biddle IRA.

(5)	Based upon information filed on Form 13F with the SEC by Grace & White, Inc. for the period ended December 31, 2004.

DIRECTORS AND OFFICERS

Name	Common Shares Beneficially Owned (1)		Percent Of Class (1)	Class A Common Shares Beneficially Owned (2)		Percent of Class (2)
Charles J. Urstadt	2,810,921	(3)	38.0%	288,050	(4)	1.5%
Willing L. Biddle	1,200,882	(5)	16.3%	154,230	(6)	*
E. Virgil Conway	7,625		*	75,396	(7)	*
Robert R. Douglass	11,157	(8)	*	31,043	(9)	*
Peter Herrick	24,125		*	55,849		*
George H.C. Lawrence	26,897		*	37,634		*
Robert J. Mueller	—		*	7,845		*
Charles D. Urstadt	18,116	(10)	*	3,153	(11)	*
George J. Vojta	7,525		*	1,825		*
James R. Moore	33,016	(12)	*	158,373	(13)	*
Raymond P. Argila	15,566	(14)	*	88,766	(15)	*
Directors & Executive Officers as a group (11 persons)	4,155,830	(16)	56.3%	902,164	(17)	4.8%

*	Less than 1%

(1)	On August 14, 1998, the Company paid a stock dividend in the form of one share of Class A Common Stock for each outstanding share of Common Stock (the “Stock Dividend”). In connection with the Stock Dividend, each of the directors’ options to purchase shares of Common Stock awarded prior to the Stock Dividend (each an “Existing Option”) is deemed to be, upon his election with respect to each Existing Option: (i) an option (each, a “Common Stock Option”) to purchase such number of shares of Common Stock as shall be equal in aggregate fair market value to the aggregate fair market value of the shares of Common Stock issuable pursuant to the related Existing Option; (ii) an option (each, a “Class A Stock Option”) to purchase such number of shares of Class A Common Stock as shall be equal in aggregate fair market value to the aggregate fair market value of the shares of Common Stock issuable pursuant to the related Existing Option; or (iii) an option (each, a “Combination Option”) to purchase such number of shares of Common Stock and such number of shares of Class A Common Stock, in each case, as shall be equal to the number of shares of Common Stock issuable pursuant to the related Existing Option.

The exercise price for the purchase of one share of Common Stock and/or one share of Class A Common Stock pursuant to any Common Stock Option, Class A Stock Option or Combination Option has been set according to the proportional allocation of the exercise price for the purchase of one share of Common Stock pursuant to the related Existing Option, such proportional allocation being determined according to the fair market values of the underlying shares of Common Stock (ex-Stock Dividend) and Class A Common Stock.

The figures presented in this column assume, in connection with the determination of the number of Common Shares issuable upon exercise of options exercisable within 60 days by Messrs. Douglass and C.D. Urstadt, that such individuals will elect the Common Stock Option with respect to all of such options. If either of such individuals elects the Combination Option or the Class A Stock Option with respect to any or all of such options, the number of Common Shares issuable upon exercise of options exercisable within 60 days, the total number of Common Shares beneficially owned and the Percent of Class would be less for such individual.

(2)	The figures presented in this column assume, in connection with the determination of the number of Class A Common Shares issuable upon exercise of options exercisable within 60 days by Messrs. Douglass and C.D. Urstadt, that such individuals will elect the Class A Stock Option with respect to all of such options. If either of such individuals elects the Combination Option or the Common Stock Option with respect to any or all of such options, the number of Class A Common Shares issuable upon exercise of options exercisable within 60 days, the total number of Class A Common Shares beneficially owned and the Percent of Class would be less for such individual.

(3)	See note (1) under the preceding table titled “5% Beneficial Owners”.

(4)	See note (2) under the preceding table titled “5% Beneficial Owners”.

(5)	See note (3) under the preceding table titled “5% Beneficial Owners”.

(6)	See note (4) under the preceding table titled “5% Beneficial Owners”.

(7)	This figure includes 10,000 Class A Common Shares held of record by The Conway Foundation of which Mr. Conway and his wife, Elaine Conway, are the sole directors. Mr. Conway disclaims beneficial ownership of any shares held by The Conway Foundation.

(8)	This figure includes 4,932 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See footnote (1) above.

(9)	This figure includes 4,906 Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See footnote (1) above.

(10)	This figure includes 2,966 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See footnote (1) above.

(11)	This figure includes 2,953 Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days. See footnote (1) above.

(12)	This figure includes 12,000 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days.

(13)	This figure includes 14,207 Class A Common shares held of record by the Compensation Plan Trust.

(14)	This figure includes 3,000 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days.

(15)	This figure includes 9,000 Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days.

(16)	This figure includes 22,898 Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days.

(17)	This figure includes 16,859 Class A Common Shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days.

COMPENSATION AND TRANSACTIONS WITH MANAGEMENT AND OTHERS

Executive Officer Compensation

There is set forth below information concerning the annual and long-term compensation paid by the Company during each of the three years ended October 31, 2004 to those persons who were, at October 31, 2004 (i) the chief executive officer and (ii) the three other most highly compensated executive officers of the Company constituting the only persons who were serving as executive officers at such date.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Total	Restricted Stock (1)	# Options SARs	LTIP Payouts $	All Other Compensation (2)
Charles J. Urstadt	2004	$289,166	$30,000	$319,166	$1,205,063	0	0	$15,958
Chairman and Chief	2003	$286,650	$30,000	$316,650	$ 882,500	0	0	$15,832
Executive Officer	2002	$279,167	$30,000	$309,167	$ 619,500	0	0	$15,458
Willing L. Biddle	2004	$258,333	$30,000	$288,333	$1,376,688	0	0	$14,417
President and Chief	2003	$250,819	$30,000	$280,819	$1,261,875	0	0	$14,041
Operating Officer	2002	$236,667	$30,000	$266,667	$ 619,500	0	0	$13,333
James R. Moore	2004	$218,333	$20,000	$238,333	$ 214,800	0	0	$11,917
Executive Vice President	2003	$209,990	$20,000	$229,990	$ 171,000	0	0	$11,500
and Chief Financial	2002	$198,167	$20,000	$218,167	$ 120,600	0	0	$10,908
Officer
Raymond P. Argila	2004	$164,000	$ 9,000	$173,000	$ 64,440	0	0	$ 8,650
Senior Vice President	2003	$158,089	$27,000	$185,089	$ 45,600	0	0	$ 8,279
and Chief Legal Officer	2002	$151,740	$10,000	$161,740	$ 40,200	0	0	$ 8,087

(1)	Amounts shown represent the dollar value on the date of grant. The aggregate number of shares of restricted stock held on October 31, 2004 and the value thereof as of such date were as follows: Urstadt, 96,250 Class A Common Shares and 281,250 Common Shares ($5,880,875); Biddle, 112,500 Class A Common Shares and 337,500 Common Shares ($7,008,750); Moore, 53,000 Class A Common Shares and 11,000 Common Shares ($1,022,700); and Argila, 16,500 Class A Common Shares and 4,000 Common Shares ($327,250). Restricted stock vests between five and ten years after the date of grant, as determined by the Compensation Committee at the time of each grant. Dividends on shares of restricted stock are paid as declared. During the year ended October 31, 2004, Mr. Moore became fully vested in 10,500 shares each of Class A Common Stock and Common Stock that were granted as restricted stock between 1997 and 1999. Mr. Argila became fully vested in 2,000 shares each of Class A Common Stock and Common Stock that were granted as restricted stock in 1999.

(2)	Consists of a discretionary contribution by the Company to the Company’s Profit Sharing and Savings Plan (the “401(k) Plan”) allocated to an account of the named executive officer and related excess benefit compensation.

Director Compensation

For the year ended October 31, 2004, other than Messrs. C.J. Urstadt and Biddle, each Director received an annual retainer of $18,000 and compensation of $1,500 for each Director meeting and each committee meeting attended. The Chairmen of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee each received an additional annual retainer of $3,000. Effective January 1, 2005, other than Messrs. C.J. Urstadt and Biddle, each Director is entitled to an annual retainer of $20,000 and compensation of $1,600 for each Director meeting and each committee meeting attended. The Chairmen of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee each are entitled to an additional annual retainer of $3,000.

Excess Benefit and Deferred Compensation Plan

Effective since November 1996, the Company has maintained the Urstadt Biddle Properties Inc. Excess Benefit and Deferred Compensation Plan (as amended the “Original Plan”). In response to changes required by the recently enacted American Jobs Creation Act of 2004, in December 2004 the Directors voted to freeze the Original Plan and adopted a new Urstadt Biddle Properties Inc. Excess Benefit and Deferred Compensation Plan (the “Revised Plan”), effective January 1, 2005. The Original Plan was (for the period through December 31, 2004) and the Revised Plan is (for the period after December 31, 2004) intended to provide eligible employees with benefits in excess of the amounts which may be provided under the Company’s tax-qualified Profit Sharing and Savings Plan (a 401(K) plan), and to provide such employees with the opportunity to defer receipt of a portion of their compensation. Participation is limited to those employees who earn above the limit on compensation under the Company’s Profit Sharing and Savings Plan, currently $150,000.

The Original Plan provided, and the Revised Plan currently provides, that a participant is credited with an amount equal to the contributions which would have been credited to the participant if the applicable compensation limitation under the Profit Sharing and Savings Plan did not apply.

Amounts credited under the Original Plan and the Revised Plan vest under the same rules as under the Profit Sharing and Savings Plan. In addition, each Participant may elect to defer the receipt of a portion of his or her compensation until a later date. Amounts credited under the Original Plan and the Revised Plan are increased with interest at a rate set from time to time by the Compensation Committee. For the fiscal year ended October 31, 2004, the Company paid interest on deferred compensation accounts at a rate based upon the rate of interest applicable to United States Five Year Treasury Notes plus two percent. In the event of a change of control (as defined in each Plan), the Compensation Committee may in its discretion accelerate the vesting of benefits under either Plan.

Each of the Original Plan and the Revised Plan provide for a trust to hold funds allocated under the respective Plan. Members of the Compensation Committee act as trustees of each trust. Eligible participants in the Original Plan (for the period through December 31, 2004) and eligible participants in the Revised Plan (for the period after December 31, 2004) may elect to have all or a portion of their deferred compensation accounts in the applicable Plan invested in the Company’s Class A Common Stock, Common Stock or such other securities as may be purchased by the trustees in their discretion.

Change of Control Agreements

The Company has agreements with each of its executive officers, including Messrs. Urstadt, Biddle, Moore and Argila, under which, in certain circumstances following a Change of Control of the Company (as defined in such agreements), the Company would pay severance benefits to such persons. If, within 18 months following the Change of Control, the Company terminates the executive’s employment other than for cause, or if the executive elects to terminate his employment with the Company for reasons specified in the agreement, the Company will make a severance payment equal to a portion of such person’s base salary, together with medical and other benefits during such period. Messrs. Urstadt, Biddle, Moore and Argila would each receive a severance payment equal to their respective twelve month salaries plus benefits. The salaries of Messrs. Urstadt, Biddle, Moore and Argila are currently $295,000, $275,000, $230,000 and $172,000, respectively. Each of such agreements has an indefinite term.

Stock Options

The Company maintains a Stock Option Plan pursuant to which 824,093 shares of the Company’s authorized but unissued Common Shares and 743,003 shares of the Company’s Class A Common Shares have been reserved for issuance upon the exercise of options which have been or may be granted under the Plan. The persons eligible to participate in the Plan are such key employees of the Company as may be selected from time to time by the Compensation Committee in its discretion, as well as non-employee Directors. The Plan is administered by the Compensation Committee. There were no grants of stock options made under the Stock Option Plan in the fiscal year ended October 31, 2004.

Prior to enactment of the Sarbanes-Oxley Act of 2002, the Compensation Committee authorized loans to finance the exercise of stock options granted to executive officers. One loan is outstanding to Willing L. Biddle in the principal amount of $1,300,000. The loan has a ten-year term and bears interest at a fixed rate based upon the rate of interest applicable to United States Ten Year Treasury Notes plus two percent and is secured by a pledge of the related shares. The loan becomes due on termination of employment by the Company, but is automatically extended for seven months following termination of employment other than for cause.

The following table sets forth, for the executive officers named in the Summary Compensation Table, information concerning the fiscal year-end value of unexercised options and SARs.

Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

			# of Unexercised Class A Common And Common Share Options/SARs at FY-End		Value of Unexercised In-the-Money Options/SARs at FY-End ($)
Names	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Charles J. Urstadt
Class A	—	—	—	—	—	—
Common	—	—	—	—	—	—

Willing L. Biddle
Class A	—	—	—	—	—	—
Common	—	—	—	—	—	—

James R. Moore
Class A	—	—	—	—	—	—
Common	7,000	$54,249	12,000	—	$98,097	—

Raymond P. Argila
Class A	6,000	$48,600	9,000	—	$79,992	—
Common	6,000	$41,970	3,000	—	$23,216	—

Restricted Stock Plan

Under the Company’s Restricted Stock Award Plan (the “Plan”), 350,000 shares each of the Company’s authorized but unissued Class A Common Shares and Common Shares and 950,000 shares, which at the discretion of the Compensation Committee may be awarded in any combination of Class A Common Shares and Common Shares, have been reserved for issuance in connection with restricted stock awards that have been or may be granted under the Plan. The persons eligible to receive restricted stock awards are selected by the Compensation Committee, in its discretion, from among management personnel who are considered to have significant responsibility for the growth and profitability of the Company and non-employee Directors. The Plan is administered by the Compensation Committee.

Each restricted stock award is evidenced by a written agreement, executed by both the relevant participant and the Company, setting forth all the terms and conditions applicable to such award as determined by the Compensation Committee. Such terms and conditions shall include (i) the length of the restricted period of the award, (ii) the restrictions applicable to the award, including (without limitation) the employment or directorship status rules governing forfeiture and restrictions on the sale, assignment, transfer, pledge or other encumbrance of the restricted stock during the restricted period, and (iii) the eligibility to share in dividends and other distributions paid to the Company’s stockholders during the restricted period.

If a participant ceases to be employed or ceases to be a director prior to the lapse of the restricted period by reason of death or disability, the restrictions shall lapse on such date. If a participant ceases to be employed or ceases to be a director by reason of Retirement (as defined in the Plan), all awards of restricted stock continue to vest as if Retirement had not occurred until such time as the restrictions lapse.

The Compensation Committee has the authority to accelerate the time at which the restrictions may lapse whenever it considers that such action is in the best interests of the Company and of its stockholders, whether by reason of changes in tax laws, a “change in control” (as defined in the Plan), or otherwise.

Equity Compensation Plan Information

The Company has two compensation plans under which equity securities have been authorized for issuance and have been issued to employees and non-employee Directors; the Restricted Stock Plan and the Stock Option Plan. Each of these plans has been approved by the Company’s shareholders. The Restricted Stock Plan is described on page 13. For a description of the Stock Option Plan, see page 12.

The following table shows for these plans as a group the number of Class A Common Shares and Common Shares to be issued upon exercise of options outstanding at October 31, 2004, the weighted average exercise price of these options and the number of Class A Common Shares and Common Shares remaining available for future issuance at October 31, 2004, excluding shares to be issued upon exercise of outstanding options.

Equity Compensation Plan Table

	(a)	(b)	(c)
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation plans approved by security holders	19,109 (1)(4) 25,148 (2)(5)	$7.85 (1) $7.70 (2)	48,875 (1) 2,406 (2) 615,000 (3)

Total	19,109 (1)(4) 25,148 (2)(5)	$7.85 (1) $7.70 (2)	48,875 (1) 2,406 (2) 615,000 (3)

The Company has no equity compensation plans which are not approved by the stockholders.

(1)	Class A Common Shares

(2)	Common Shares

(3)	Either Common or Class A Common Shares

(4)	As more fully described in footnote (1) to the table titled “Directors and Officers” under the caption “Security Ownership of Certain Beneficial Owners and Management”, the figure presented assumes, in connection with 5,859 Class A Common Shares to be issued upon exercise of outstanding options, that all individuals for whom an election has been granted will elect the Class A Stock Option. If any individual elects the Combination Option or the Common Stock Option with respect to any or all of such options, the total number of Class A Common Shares to be issued would be less.

(5)	As more fully described in footnote (1) to the table titled “Directors and Officers” under the caption “Security Ownership of Certain Beneficial Owners and Management”, the figure presented assumes, in connection with 5,898 Common Shares to be issued upon exercise of outstanding options, that all individuals for whom an election has been granted will elect the Common Stock Option. If any individual elects the Combination Option or the Class A Stock Option with respect to any or all of such options, the total number of Common Shares to be issued would be less.

Report of Compensation Committee on Executive Compensation

Overview

The Compensation Committee of the Board of Directors is composed of three independent, non-employee Directors, none of whom have interlocking relationships as defined by the SEC. The Committee is responsible for approving the Company’s overall compensation strategy, determining the compensation package for the Chief Executive Officer, including base salary, cash bonus and long-term compensation and for administering the Company’s Stock Option Plan and Restricted Stock Plan. The Committee believes that compensation should be structured to attract and retain high quality executives, with an emphasis on long-term incentive compensation that is related to the performance and profitability of the Company. Thus, in making its recommendations regarding compensation, the Committee attempts to align the financial interests of the Company’s executive officers with those of its shareholders.

Executive Compensation

In approving compensation for executive officers, the Committee evaluated the potential long-term profitability of the Company and the contributions of the respective executive officers. In considering such compensation, the Committee did not use an established formula with specific numerical targets, but evaluated a number of factors. Those factors included, among other things, acquisition and leasing activity, projected and actual cash flow and total return to stockholders. The Committee examined competitive compensation information for executive positions of comparable responsibility with similarly sized REITs which the Committee believes are representative of the companies against which the Company competes for executive talent. These companies may not be identical to the peer group included in the performance graph in this proxy statement, which is determined by NAREIT. The emphasis is on long-term incentive compensation using the Restricted Stock Plan, thus providing the Company’s key executives with a direct incentive to improve the Company’s performance and enhance shareholder value. The Restricted Stock Plan provides that the recipient does not become vested in restricted stock until after a specified time after it is issued. The Compensation Committee determines the vesting period which may range between five and ten years after the date of grant. Unless an exception is approved by the Compensation Committee, if the executive leaves the Company other than by retirement, death or disability, unvested stock is forfeited. Restricted stock awards serve as both a reward for performance and a retention device for key executives and help to align their interests with all shareholders.

For the year ended October 31, 2004, the Compensation Committee particularly noted a 6.6% increase in the Company’s Funds From Operations, improved leasing performance which elevated to 99% the lease rate for the Company’s core properties and a total return to stockholders of 25.5%.

All executive compensation paid in 2004 was fully deductible by the Company in accordance with Section 162(m) of the Internal Revenue Code.

CEO Compensation

The Compensation Committee makes specific recommendations to the Board of Directors concerning the Chief Executive Officer’s base salary, cash bonus and incentive compensation. In making recommendations regarding appropriate compensation for the CEO, the Compensation Committee does not use an established formula, but reviews the same criteria as set forth above for executive compensation generally. In addition, the Committee may consider the Company’s performance compared to the prior year(s), the individual’s performance compared to the prior year(s) and the Company’s performance as compared to others in the REIT industry. The Compensation Committee believes that the Chief Executive Officer’s dedicated commitment to the Company’s principal objectives, including the selective acquisition of retail properties in the Company’s preferred region in the face of a highly competitive market and the CEO’s emphasis on direct property management and cost containment, were instrumental in the Company’s steady growth in operating income, Funds From Operations and dividend growth, and have positioned the Company for potential long-term profitability. In recognition of the Chairman’s contributions, the Committee recommended to the Board of Directors and the Board of Directors approved an increase in Mr. Urstadt’s annual salary from $290,000 to $295,000 and awarded him a cash bonus of $30,000.

The Committee also awarded Mr. Urstadt restricted stock in the amount of 75,000 Common Shares and 6,250 Class A Common Shares under the Restricted Stock Plan.

Other Compensation

The Compensation Committee believes that Mr. Biddle’s continued strong leadership during fiscal 2004 in all areas of operations, including acquisitions, leasing, property management and cost containment also is deserving of special recognition. The Committee particularly noted leasing efforts under Mr. Biddle’s guidance where innovative solutions increased the lease rate of the Company’s core properties to 99%. The Committee awarded Mr. Biddle restricted stock in the amount of 100,000 Common Shares and 5,000 Class A Common Shares under the Restricted Stock Plan. The restricted stock awarded to both Messrs. Urstadt and Biddle is subject to continued employment and vests after ten years. In the event of a change in control, the restricted stock would become 100% vested.

The Committee believes that the total compensation paid to Messrs. Urstadt and Biddle was appropriate in light of the results achieved by the Company under their leadership. By placing greater emphasis on restricted stock awards tied to the Company’s performance, the Committee believes that the compensation of the Chief Executive Officer and President is more directly linked to performance on behalf of all shareholders.

Compensation Committee:

E. Virgil Conway, Chairman
Robert R. Douglass
George H.C. Lawrence

Report of Audit Committee

The Audit Committee of the Company’s Board of Directors consists of the three non-employee directors listed below. Each of the members of the Audit Committee is independent, as such term is defined by the listing standards of the New York Stock Exchange (as amended from time to time). The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which may be viewed on the Company’s website at http://www.ubproperties.com. The duties of the Audit Committee are summarized in this Proxy Statement on page 4 and are more specifically set forth in the charter. During the last fiscal year, the Audit Committee reviewed the adequacy of the Audit Committee Charter and after appropriate consideration and discussion, determined that the Committee Charter is adequate under applicable SEC and NYSE rules and that the Committee had fulfilled its responsibilities as described in the Committee Charter.

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP, the Company’s independent auditor, the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004. This review included a discussion with the independent auditor of the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the auditor the auditor’s independence. The Audit Committee has considered whether (and has determined that) the provision by Ernst & Young LLP of the services described below under “Fees Billed by Independent Auditor” is compatible with maintaining Ernst & Young LLP’s independence from both management and the Company.

In reliance upon the review and discussions referred to above and the report of Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2004 for filing with the SEC.

Among its responsibilities, the Audit Committee has sole authority to retain, set the terms of engagement of, evaluate and, when appropriate, replace the independent auditor. The Audit Committee has appointed Ernst & Young LLP to audit the financial statements of the Company for the ensuing fiscal year and recommends to the stockholders that such appointment be ratified (See Proposal 2).

Audit Committee:

Peter Herrick, Chairman
Robert R. Douglass
George J. Vojta

FEES BILLED BY INDEPENDENT AUDITOR

The SEC requires disclosure of the fees billed by Ernst & Young LLP, the Company’s independent auditor, for certain services. The following table sets forth the aggregate fees billed during the fiscal years ended October 31, 2004 and 2003.

	FY Ended 10/31/04	FY Ended 10/31/03
Fees Billed:
Audit Fees	$205,000	$187,500
Audit-Related Fees	$-0-	$32,500
Tax Fees	$27,500	$57,494
All Other Fees	$6,500	$70,000
Total	$239,000	$347,494

Audit Fees include amounts billed to the Company related to the audit of the consolidated financial statements of the Company and for quarterly reviews for that year.

Audit-Related Fees include amounts billed to the Company for services rendered in connection with required audits of certain acquired properties during the year.

Tax Fees include amounts billed to the Company primarily for tax planning and consulting, tax compliance and a review of the Company’s and its consolidated joint ventures’ federal and state income tax returns.

All Other Fees include amounts billed to the Company primarily related to SEC filings in connection with the Company’s sale of equity securities.

Audit Committee Pre-Approval Policy

During the fiscal year ended October 31, 2004, the Audit Committee approved, prior to engagement, all audit and non-audit services provided by the Company’s independent auditor and all fees to be paid for such services. The Audit Committee has pre-approved all audit services to be provided by the Company’s independent auditor related to reviews of the Company’s quarterly financial reports on Form 10-Q for the year ending October 31, 2005. All other services are considered and approved on an individual basis.

Shares Performance Graph

The following graph compares, for the five-year period beginning October 31, 1999 and ended October 31, 2004, the Company’s cumulative total return to holders of the Company’s Class A Common Shares and Common Shares with the returns for the NAREIT All REIT Total Return Index (a peer group index) published by the National Association of Real Estate Investment Trusts (NAREIT) and for the S&P 500 Index for the same period.

COMPARISON OF CUMULATIVE TOTAL RETURN*
FOR THE FIVE-YEAR PERIOD OCTOBER 31, 1999 TO OCTOBER 31, 2004
AMONG URSTADT BIDDLE PROPERTIES INC. CLASS A COMMON SHARES (UBA),
URSTADT BIDDLE PROPERTIES INC. COMMON SHARES (UBP), THE S&P 500 INDEX
AND THE NAREIT ALL-REIT INDEX

DOLLARS
350
300
250
200
150
100
50
0
10/99
10/00
10/01
10/02
10/03
10/04
UBA
UBP
NAREIT
S&P 500
URSTADT BIDDLE PROPERTIES INC. - CLASS A (UBA)
URSTADT BIDDLE PROPERTIES INC. (UBP)
S&P 500
NAREIT COMPOSITE

	10/99	10/00	10/01	10/02	10/03	10/04
UBA	100.00	105.33	151.86	191.62	254.04	319.25
UBP	100.00	107.77	146.08	202.32	249.66	307.46
S&P 500	100.00	106.09	79.67	67.64	81.70	89.40
NAREIT ALL-REIT INDEX	100.00	117.33	135.59	145.91	197.60	253.95

*	$100 INVESTED ON 10/31/99 IN STOCK OR INDEX—INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING OCTOBER 31.

The stock price performance shown on the graph is not necessarily indicative of future price performance.

SOLICITATION OF PROXIES AND VOTING PROCEDURES

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, facsimile transmission or telephone. Directors and officers of the Company may participate in such solicitation and will not receive additional compensation for such services. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Class A Common Shares and Common Shares and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

The presence, either in person or by properly executed proxy, of a majority of the Company’s outstanding Class A Common Shares and Common Shares is necessary to constitute a quorum at the Annual Meeting. Each Common Share outstanding on the Record Date entitles the holder thereof to one vote and each Class A Common Share outstanding on the Record Date entitles the holder thereof to 1/20 of one vote. An automated system administered by the Company’s transfer agent tabulates the votes.

The election of the Directors and the ratification of the appointment of the Company’s auditor each requires the affirmative vote of a majority of the total combined voting power of all classes of stock entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting. Abstentions will thus be the equivalent of negative votes and broker non-votes will have no effect with respect to such proposals, as any Class A Common Shares or Common Shares subject to broker non-votes will not be present and entitled to vote with respect to any proposal to which the broker non-vote applies.

Each of the Proposals presented to the Company at the Annual Meeting is being presented as a separate and independent Proposal and no Proposal is conditioned upon adoption or approval of any other Proposal.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements, and other information with the SEC. Such reports, proxy statements and other information may be inspected without charge at the principal office of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 233 Broadway, New York, New York 10279 and 175 W. Jackson Blvd., Suite 900, Chicago, Illinois 60604, and copies of all or any part thereof may be obtained at prescribed rates from the SEC’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Such reports, proxy and information statements and other information also can be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

The Company’s Annual Report to Stockholders for the fiscal year ended October 31, 2004 (which is not part of the Company’s proxy soliciting materials) has been mailed to the Company’s stockholders with or prior to this proxy statement. A copy of the Company’s Annual Report on Form 10-K, without exhibits, will be furnished without charge to stockholders upon request to:

Thomas D. Myers, Secretary
Urstadt Biddle Properties Inc.
321 Railroad Avenue
Greenwich, CT 06830

Upon request, copies of exhibits to the Annual Report on Form 10-K also may be obtained from the Company after payment of the reasonable costs to furnish such exhibits.

The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and the Charters for each of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are available on the Company’s website at http:\\www.ubproperties.com and are available in print to any stockholder upon request to the corporate secretary at the address set forth above.

CONTACTING THE BOARD OF DIRECTORS

Any shareholder who desires to contact the Company’s Board of Directors may do so by writing to: Board of Directors, c/o Secretary, Urstadt Biddle Properties Inc., 321 Railroad Avenue, Greenwich, CT 06830. Communications received will be distributed to the Chairperson of the appropriate committee of the Board depending on the facts and circumstances outlined in the communication. The Board of Directors maintains special procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the submission by employees of the Company, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Such communications may be made by writing to the Audit Committee of the Board of Directors, c/o Secretary, at the address set forth above. Any such communication marked “confidential” will be forwarded by the Secretary, unopened, to the Chairperson of the Audit Committee.

OTHER MATTERS

The Directors know of no other business to be presented at the Annual Meeting. If other matters properly come before the Meeting in accordance with the Articles of Incorporation, the persons named as proxies will vote on them in accordance with their best judgment.

The Company encourages, but does not require, that members of its Board of Directors attend the Annual Meeting of Stockholders. All of the Directors attended the Annual Meeting of Stockholders held March 10, 2004.

Any stockholder who intends to present a stockholder proposal for consideration at the Company’s 2006 Annual Meeting of Stockholders by utilizing Rule 14a-8 under the Exchange Act, must comply with the requirements as to form and substance established by the SEC for such proposals to be included in the Company’s proxy statement for such Annual Meeting and such proposals must be received by the Company by October 10, 2005.

Any stockholder who intends to present a stockholder proposal for consideration at the Company’s 2006 Annual Meeting of Stockholders without complying with Rule 14a-8 or who intends to make a nomination for election to the Company’s Board of Directors at the 2006 Annual Meeting of Stockholders, must comply with certain advance notification requirements set forth in the Company’s bylaws. The Company’s bylaws provide, in part, that any proposal for stockholder action, or nomination to the Board of Directors, proposed other than by the Board of Directors must be received by the Company in writing, together with specified accompanying information, at least 75 days prior to an annual meeting in order for such action to be considered at the meeting. The year 2006 Annual Meeting of Stockholders is currently anticipated to be held on March 8, 2006. Any notice of intent to consider other matters and/or nominees, and related information, must therefore be received by the Company by December 23, 2005. The purpose of the bylaw is to assure adequate notice of, and information regarding, any such matter as to which shareholder action may be sought.

You are urged to complete, date, sign and return your Proxy Card promptly to make certain your Shares will be voted at the Annual Meeting, even if you plan to attend the meeting in person. If you desire to vote your Shares in person at the meeting, your proxy may be revoked. For your convenience in returning the Proxy Card, a pre-addressed and postage paid envelope has been enclosed.

YOUR PROXY IS IMPORTANT
WHETHER YOU OWN FEW OR MANY SHARES.
PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD TODAY.

URSTADT BIDDLE PROPERTIES INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on March 9, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF URSTADT BIDDLE PROPERTIES INC.

The undersigned hereby constitutes and appoints Willing L. Biddle and Thomas D. Myers, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and vote all Class A Common Stock or Common Stock, par value $.01 per share, as applicable, of Urstadt Biddle Properties Inc. (the “Company”) held of record as of the close of business on January 25, 2005, at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Stamford Marriott, Two Stamford Forum, Stamford, Connecticut, on Wednesday, March 9, 2005, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted (i) FOR the election of three Directors of the Company to serve for three years, as set forth in Proposal 1; and (ii) FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the ensuing fiscal year, as set forth in Proposal 2. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company’s Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Annual Meeting.

(Continued and to be signed and dated on reverse side.)		URSTADT BIDDLE PROPERTIES INC. P.O. BOX 11040 NEW YORK, N.Y. 10203-0040
To change your address, please mark this box.	☐

▼ DETACH PROXY CARD HERE ▼

Please vote and sign on this side and return promptly in the enclosed envelope. Do not forget to date your proxy.	☒
Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THESE PROPOSALS

Proposal 1. To elect three Directors to serve for three years.

								FOR	AGAINST	ABSTAIN
FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	Proposal 2.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for one year.	☐	☐	☐

Nominees to serve for three years: Charles D. Urstadt, Peter Herrick and George J. Vojta.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions
Please sign name exactly as shown. When there is more than one holder, each should sign. When signing as an attorney, administrator, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, stating his or her title or authority.

Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title.
Date Share Owner sign here Co-Owner sign here